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                                                                     EXHIBIT 5.1
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                            September 12, 1996



Synbiotics Corporation
11011 Via Frontera
San Diego, California 92127

   Re: Registration Statement on Form S-4 of Synbiotics Corporation
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Ladies and Gentlemen:

       We have acted as counsel to Synbiotics Corporation, a California corporation ("Synbiotics"), in connection with the Registration Statement on Form S-4 filed by Synbiotics with the Securities and Exchange Commission (the "Registration Statement") with respect to the issuance and sale of up to 1,712,142 shares of Common Stock of Synbiotics (the "Shares") proposed to be issued in connection with the acquisition of substantially all the assets of International Canine Genetics, Inc. by Synbiotics (the "Acquisition") pursuant to a Purchase Agreement dated July 23, 1996 and amended on September 7, 1996 (the "Purchase Agreement"), as described in the Joint Proxy Statement/Prospectus of Synbiotics which is a part of the Registration Statement.

       In connection with this opinion, we have examined the Registration Statement and related Joint Proxy Statement/Prospectus, Synbiotics' Restated Articles of Incorporation, as amended through the date hereof, Synbiotics' bylaws, as amended through the date hereof, and the originals, or copies certified to our satisfaction, of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below (the "Documents"). We are relying (without any independent investigation thereof) upon the truth and accuracy of the statements, covenants, representations and warranties set forth in such Documents.

       On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares have been duly authorized, and if, as and when issued in accordance with the Purchase Agreement and the Registration Statement and Joint Proxy Statement/Prospectus (as amended and supplemented through the date of issuance), will be validly issued, fully paid and nonassessable.

       We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us in the Registration Statement, the Joint Proxy Statement/Prospectus constituting a part thereof and any further amendments thereto. Subject to the foregoing sentence, this opinion is given as of the date hereof solely for your benefit and may not be relied upon, circulated, quoted or otherwise referred to for any purpose without our prior written consent.


                       Very truly yours,



                       /s/ BROBECK, PHLEGER & HARRISON LLP
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                           BROBECK, PHLEGER & HARRISON LLP